RAICE PAYKIN KRIEG & SCHRADER LLP
                                ATTORNEYS AT LAW
                         185 MADISON AVENUE. 10TH FLOOR
                            NEW YORK, NEW YORK 10016


                       (212) 725-4423 o FAX (212) 684-0022

                                                          August 8, 2000

GameCom, Inc.
440 North Center
Arlington, TX 76011

      Re: GameCom, Inc. - Registration Statement on Form SB-2 (File No.
          33-41214) (the "Registration Statement")

Gentlemen:

      We are are acting as counsel for GameCom, Inc., a Texas corporation (the "Company"), in connection with the proposed issuance and sale pursuant to the Registration Statement of up to 34,163,470 shares of Common Stock, $.005 par value, of the Company (the "Shares").

      We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the records, certificates and documents referred to above.

      Based on the foregoing, we are of the opinion that, upon issuance and delivery in accordance with the Investment Agreement described in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

      Our opinion is limited in all cases to matters arising under the Business Corporation Act of the State of Texas. We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          Raice Paykin Krieg & Schrader LLP


                                    By:   ______________________________